UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 31, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2014, ITT Educational Services, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The First Amendment provides for certain amendments to the Credit Agreement, dated as of March 21, 2012 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.

The First Amendment provides that:

•
Sections 5.01(a) and 5.01(c) of the Credit Agreement are amended such that the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal year ending December 31, 2013, required to be furnished by the Company, are required to be furnished by June 30, 2014, instead of March 31, 2014;

•
Sections 5.01(b) and 5.01(c) of the Credit Agreement are amended such that the internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending March 31, 2014, required to be furnished by the Company, are required to be furnished by June 30, 2014, instead of May 15, 2014;

•
Section 6.12(a) of the Credit Agreement is amended, effective as of December 30, 2013, to provide that the maximum Leverage Ratio (as defined in the Credit Agreement) covenant will not apply to the fiscal quarters ended December 31, 2013 and March 31, 2014; and

•
until such time as the Company delivers a certificate pursuant to Section 5.01(c) of the Credit Agreement demonstrating compliance with Section 6.12 of the Credit Agreement (without giving effect to the First Amendment), the Company may not have more than $125.0 million of borrowings and letters of credit outstanding under the Credit Agreement.

The above summary of the First Amendment is qualified in its entirety by the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on March 27, 2012, and is also incorporated herein by reference.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1	First Amendment to Credit Agreement, dated as of March 31, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	First Amendment to Credit Agreement, dated as of March 31, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent